[FHLBank Atlanta letterhead]

June 3, 2009

[Member]

[address]

[address]

Dear [Member]:

Earlier today, the Bank announced that it would not pay a dividend for the first quarter of 2009. This action follows the May release of the Bank's financial results for the first quarter of 2009 that included a net loss of $1.5 million, as well as a number of noteworthy accounting changes and adjustments to our financial reporting. Because of these developments, I wanted to outline a few of the key items in the results to provide greater clarity about what we see as the fundamental strength of the Bank.

Given the extremely challenging market conditions, we believe that the Bank performed well for the quarter on an operating basis, and it earned net interest income of $35.7 million. However, as a result of charges associated with the other-than-temporary impairment (OTTI) of certain of our mortgage-backed securities (MBS), the Bank reported a net loss for the quarter.

The Bank acknowledges the importance of paying a dividend to our members, and we are working diligently to balance the dividend's value with our ongoing risk management efforts. We continue to manage operations conservatively so we can provide liquidity to members, actively monitor credit and collateral requirements in a weak economy, and institute significant accounting changes within our operations. In addition, the Bank will continue to evaluate on a quarterly basis whether to repurchase excess activity-based stock held by members.

With that in mind, I would like to underscore our intent that the Bank remain a solid and stable funding source, and that it remain flexible and adaptive as the market environment and regulatory requirements evolve. We have taken steps to protect your investment in the short-term, but are also staying focused in the longer-term on offering a competitive return on members' investments in the Bank as financial conditions and the broader economic environment improve.

Adoption of New Accounting Requirements

As of January 1, 2009, the Bank adopted the recently published Financial Accounting Standards Board (FASB) staff position FAS 115-2 and FAS 124-2. These new accounting standards required us to separate OTTI losses on our MBS into two components, the portion related to projected credit losses and the portion related to other non-credit factors.

This change resulted in a $178.5 million cumulative effect adjustment as of the date of adoption, which increased retained earnings and decreased accumulated other comprehensive income by corresponding amounts. The $178.5 million is now presented in the Bank's financial statements as part of retained earnings and represents a "recapture" of the non-credit portion of losses the Bank reported with respect to mark-to-market write downs in 2008, which included an OTTI loss of $87.4 million and $98.7 million for the third and fourth quarters, respectively. On April 28, 2009, the Bank's regulator, the Federal Housing Finance Agency (FHFA), informed all of the Federal Home Loan Banks (FHLBanks) that they are required to use the modeling assumptions and third-party models used by FHLBank San Francisco, the largest of the FHLBanks by asset size, for purposes of determining OTTI of its MBS portfolio for the first quarter. These assumptions and models differ from the assumptions and models used by FHLBank Atlanta in 2008. The FHFA stated that its goal in requiring these actions was to achieve consistency among the 12 FHLBanks in the determination of OTTI for the benefit of investors in the consolidated obligations of the FHLBanks.

As FHLBank San Francisco has stated, the credit losses projected on its MBS reflect weakening housing prices, credit market stress, and weakness in the U.S. economy, which continue to affect the credit quality of the loan collateral underlying certain MBS in its held-to-maturity portfolio. These factors led FHLBank San Francisco to modify assumptions in the cash flow models used to analyze MBS owned by the FHLBanks to reflect higher default rates, more extreme loss severities, and more moderate house price recovery.

As a result of these changes, for the first quarter of 2009, the Bank reported $88.9 million of credit-related losses with respect to our MBS portfolio that were recorded through the income statement, and $609 million of non-credit OTTI losses that were recorded as part of other comprehensive income and do not flow through the income statement. The amount of the non-credit OTTI losses on the MBS will be adjusted each period as the fair value of the MBS changes.

At this time, the Bank is unable to predict whether it will have more OTTI charges in the future, since that will depend on many factors, including economic, financial market, and housing market conditions and the performance of the mortgages underlying its MBS.

Capital Remains Strong

Given all these changes, I think it is important to note two capital measures. As of March 31, 2009, the Bank was in compliance with all of its regulatory capital requirements. Our total regulatory capital-to-assets ratio was 4.59%, exceeding the 4.00% requirement, and our risk-based capital was $8.7 billion, exceeding our $5.9 billion requirement. The Bank maintains an estimated total regulatory capital-to-assets ratio of approximately 4.87 percent, well above the minimum ratio of 4.00%.

In addition, the Bank finished the quarter with a retained earnings balance of $611.9 million, an increase of $177 million, or 40.7 percent, from Dec. 31, 2008. A significant portion of the increase was due to the effect of adopting the FASB staff position described above, but these funds will provide the Bank with an important source of financial support as it continues to manage through today's challenging financial market conditions.

As I have noted in previous communications to shareholders, the Bank remains committed to updating its members regularly about financial performance and is taking prudent steps to protect your investment and ongoing access to liquidity. As always, we greatly appreciate your business and remain focused on serving your needs.

Sincerely,

/s/ Richard A. Dorfman

Richard A. Dorfman

President and Chief Executive Officer

Some of the statements made in this letter are forward-looking statements, including, without limitation, those statements that relate to the Bank's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Bank's control, and which may cause the Bank's actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements may not be realized due to a variety of factors, including, without limitation: legislative and regulatory actions, changes or approvals; future economic and market conditions (including the housing markets and the market for mortgage-backed securities); changes in demand for advances or consolidated obligations of the Bank and/or the FHLBank System; changes in interest rate and prepayment speeds, default rates, delinquencies and losses on mortgage-backed securities; political, national and world events; and adverse developments or events affecting or involving other Federal Home Loan Banks or the FHLBank System in general. Additional factors that might cause the Bank's results to differ from these forward-looking statements are provided in detail in our filings with the Securities and Exchange Commission, which are available at www.sec.gov.

New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business and financial condition. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. These statements speak only as of the date that they are made, and the Bank has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as may be required by law.